Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated March 29, 2013 on the financial statements of National Bancshares, Inc. for the year ended December 31, 2012 in the consolidated financial statements on Form S-1 of Triumph Bancorp, Inc. (Commission File No. 333-             ) dated September 19, 2014.

/s/ Plante & Moran, PLLC

Chicago, Illinois

September 19, 2014